UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A Amendment No. 6 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amwest Imaging Incorporated
(Name of registrant as specified in its charter)

Nevada	7334	27-2336038
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10213 Penrith Avenue, Unit 104
Las Vegas, Nevada 89144
(702) 882-3106
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq., Ltd.
Law Offices of Harold P. Gewerter, Esq. 2705 Airport Drive North Las Vegas, Nevada 89032 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	4,000,000	$.01	$40,000	$2.85
$0.001

1	4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Amwest Imaging Incorporated

4,000,000 Shares of Common Stock
$0.01per share
$40,000 Maximum Offering

Amwest Imaging Incorporated (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Amwest Imaging Incorporated and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Patrick Moore, the sole officer and director of Amwest Imaging Incorporated, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account, f/b/o Amwest Imaging Incorporated.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Amwest Imaging Incorporated will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Amwest Imaging Incorporated is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Amwest Imaging Incorporated’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$0.01	$0.00	$40,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  AMWEST IMAGING INCORPORATED MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Amwest Imaging Incorporated does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2010.

PART I: INFORMATION REQUIRED IN PROSPECTUS

AMWEST IMAGING INCORPORATED
10213 PENRITH AVENUE, UINT 104
LAS VEGAS, NEVADA 89144

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Amwest Imaging Incorporated”.

General Information about the Company

Amwest Imaging Incorporated was incorporated in the State of Nevada on April 7, 2010.  Amwest Imaging’s primary focus is to help companies become more efficient through digital conversion and indexing of documentation.  As more business is conducted digitally, an integral part has become the proper capturing of the documentation for search and analysis.  Digitization of files will increase productivity, aid in business analysis and reduce storage cost significantly.  Concise and accurate availability of information leads to greater efficiency in an increasingly competitive world.  Digitally capturing as much information as possible and coupled with the ability to search the information effectively provides a business with unparalleled internal control.

Our target markets include, but are not limited to, state and local governments, the medical field, construction industry, legal firms and other business that have storage and retrieval needs.  We are confident that our business model is a mutually beneficial relationship between our corporate growth and providing a vehicle for clients to harness internal efficiency and improve their productivity.

Amwest Imaging Incorporated is a development stage company that has not significantly commenced its planned principal operations. Amwest Imaging Incorporated operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development of the Amwest Imaging Incorporated business plan;

2.	Due diligence on purchasing/leasing of production equipment;

3.	Initiated working on sales and marketing material;

4.	Conducted due diligence and identified two major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:
•	Small Businesses and Reprographic Companies
•	Medical, Legal, Construction and Government Institutions

Amwest Imaging Incorporated is attempting to become operational and anticipates sales to begin approximately six months following the placement of our offering.  In order to generate revenues, Amwest Imaging Incorporated must address the following areas:

1.
Promoting our services as cost savings while increasing productivity:  Clients will realize cost savings through diverse balance sheet line items including a reduction in storage costs, increased productivity and streamlined efficiency.  Increased productivity and manpower efficiency is a result of effective internal control and the availability of complete business analysis.

2.
Effectively market our services to our selected target markets: Joining trade organizations and establishing referral relationships will initially serve to establish our Company as a viable competitor and attracting market share.  Target Marketing specific firms, companies, and overall industries through efficient due diligence should prove cost conscientious and hopefully reflect positively on the bottom line of the Company.  Conducting business by portraying a professional image and competence in the marketplace should result in a solid foundation for a Company built for long term success.

3.
Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to customer needs, wants and desires.  To be successful we plan to evolve and diversify or expand our scope of services to satisfy our clients.

4.	Run our Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

The Company believes that raising $40,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from services performed will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Amwest Imaging Incorporated currently has one officer and director. This individual allocates time and personal resources to Amwest Imaging Incorporated on a part-time basis and devotes approximately 10 hours a week to the Company.

As of the date of this prospectus, Amwest Imaging Incorporated has 9,000,000 shares of $0.001 par value common stock issued and outstanding.

Amwest Imaging Incorporated has administrative offices located on the premises of our President, Patrick Moore, which he provides on a rent free basis.  The address is 10213 Penrith Avenue, Unit 104, Las Vegas, Nevada 89144.

Amwest Imaging Incorporated’s fiscal year end is February 28.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account, f/b/o Amwest Imaging Incorporated” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Amwest Imaging Incorporated trust agent, Harold p. Gewerter, Esq. acts as legal counsel for Amwest Imaging Incorporated and is therefore not an independent third party.

Net Proceed to Company:	$40,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	9,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Amwest Imaging Incorporated assets, book value, historical earnings, or net worth.

Amwest Imaging Incorporated will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, equipment, office supplies, salaries/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Amwest Imaging Incorporated has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Amwest Imaging Incorporated common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from Amwest Imaging Incorporated financial statements. Table A is the Audited Statement of Operations for the period from inception (April 7, 2010) to April 30, 2010. Table B is the Unaudited Statements of Operations for the period from May 1, 2010 through August 31, 2010 and the period from inception (April 7, 2010) through August 31, 2010. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Amwest Imaging Incorporated has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A: Audited Statements of operations data

AMWEST IMAGING INC. (A Development Stage Company) Statement of operations For the period from inception (April 7, 2010) to April 30, 2010
April 7, 2010
(Inception)
through
April 30, 2010
Revenues	$-

Operating expenses
General and administrative	2,049
2,049

(Loss) from operations	(2,049)

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	(2,049)

Income tax benefit (provision)	-
Net (loss)	$(2,049)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	8,217,391

Table B: Statements of operations data

AMWEST IMAGING, INC (A Development Stage Company) Unaudited Condensed Statements of Operations For the period from inception (April 7, 2010) to August 31, 2010
	May 1, 2010	April 7,2010
	(Day after	(Inception)
	audit date)	through
	August 31,	August 31,
	2010	2010
Revenues	$-	$-

Operating expenses
General and administrative	5,714	7,763

(Loss) from operations	(5,714)	(7,763)

Other income (expense)
Interest income	-	-
Interest expense	-	-
Loss before income taxes	(5,714)	(7,763)

Income tax benefit (provision)	-	-
Net (loss)	$(5,714)	$(7,763)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	9,000,000	8,742,179

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

PATRICK MOORE, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Patrick Moore. While Mr. Moore has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on April 7, 2010; we have not yet commenced our business operations and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As shown in the financial statements accompanying this prospectus, Amwest Imaging Incorporated has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Amwest Imaging Incorporated has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Amwest Imaging Incorporated begins to generate sufficient revenues to finance operations as a going concern, Amwest Imaging Incorporated may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Amwest Imaging Incorporated to cease operations if additional financing is not available. No known alternative resources of funds are available to Amwest Imaging Incorporated in the event it does not have adequate proceeds from this offering. However, Amwest Imaging Incorporated believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR SERVICES. IF THE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer services that the market needs and is willing to purchase is critically important to our success. We cannot be certain that the services we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF PATRICK MOORE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Patrick Moore. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace his with another individual qualified to develop and market our services. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE DOCUMENT MANAGEMENT INDUSTRY AND SPECIFICALLY THE DIGITAL CONVERSION MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND OTHER BUSINESSES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Amwest Imaging Incorporated has many potential competitors in the digital conversion marketplace.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities and technologies, undertake more extensive marketing activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Amwest Imaging’s endeavors.  Amwest Imaging cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

AMWEST IMAGING INCORPORATED MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Amwest Imaging Incorporated has limited capital resources. Unless Amwest Imaging Incorporated begins to generate sufficient revenues to finance operations as a going concern, Amwest Imaging Incorporated may experience liquidity and solvency problems. Such liquidity and solvency problems may force Amwest Imaging Incorporated to cease operations if additional financing is not available. No known alternative resources of funds are available to Amwest Imaging Incorporated in the event it does not have adequate proceeds from this offering. However, Amwest Imaging Incorporated believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amwest Imaging Incorporated or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Amwest Imaging Incorporated is Patrick Moore who also serves as its Director, President, Secretary, and Treasurer.  Mr. Moore acquired 9,000,000 restricted shares of Amwest Imaging Incorporated common stock at a price per share of $0.001 for a $9,000 equity investment.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Amwest Imaging Incorporated common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE PATRICK MOORE, AMWEST IMAGING INCORPORATED’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF AMWEST IMAGING INCORPORATED ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Patrick Moore, Amwest Imaging Incorporated’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Amwest Imaging Incorporated security holders, including the election of directors. Mr. Moore would retain 69.2% ownership in Amwest Imaging Incorporated common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Amwest Imaging Incorporated stockholders to receive a premium for their shares of Amwest Imaging Incorporated common stock in the event Amwest Imaging Incorporated enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Amwest Imaging Incorporated. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Amwest Imaging Incorporated business, financial condition, and prospects that reflect Amwest Imaging Incorporated management’s assumptions and beliefs based on information currently available. Amwest Imaging Incorporated can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Amwest Imaging Incorporated assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Amwest Imaging Incorporated’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the digital conversion services that Amwest Imaging Incorporated expects to market, Amwest Imaging Incorporated’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Amwest Imaging Incorporated functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $40,000 gross proceeds to Amwest Imaging Incorporated.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

Amwest Imaging Incorporated intends to use the proceeds from this offering as follows:

Application of Proceeds	$		% of total

Total Offering Proceeds		40,000	100.00

Offering Expenses
Legal & Professional Fees		1,500	3.75
Accounting Fees		3,500	8.75
Edgar Fees		700	1.75
Blue-sky fees		800	2.00
Total Offering Expenses		6,500	16.25

Net Proceeds from Offering		33,500	83.75

Use of Net Proceeds
Accounting Fees		3,000	7.50
Legal and Professional Fees		1,000	2.50
Equipment - Purchase/Lease		15,000	37.50
Office Supplies		500	1.25
Salaries/Contractors		6,000	15.00
Sales and Marketing		5,000	12.50
Working Capital 1		3,000	7.50
Total Use of Net Proceeds		33,500	83.75

Total Use of Proceeds		40,000	100.00

Notes:

1 The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.
  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Amwest Imaging Incorporated’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated April 30, 2010.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Amwest Imaging Incorporated’s issued and outstanding stock. This is due in part because of the common stock issued to the Amwest Imaging Incorporated officer, director, and employee totaling 9,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Amwest Imaging Incorporated net book value on April 30, 2010 was $6,951. Assuming all 4,000,000 shares offered are sold, and in effect Amwest Imaging Incorporated receive the maximum estimated proceeds of this offering from shareholders, Amwest Imaging Incorporated net book value will be approximately $0.0036 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0064 per share while the Amwest Imaging Incorporated present stockholder will receive an increase of $0.0028 per share in the net tangible book value of the shares that he holds. This will result in a 64.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Amwest Imaging Incorporated previously:

Maximum
Offering
Book Value Per Share Before the Offering	$0.0008
Book Value Per Share After the Offering	$0.0036
Net Increase to Original Shareholders	$0.0028
Decrease in Investment to New Shareholders	$0.0064
Dilution to New Shareholders (%)	64.00%

Dilution figures based on Unaudited Financial Statements dated August 31, 2010

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Amwest Imaging Incorporated’s issued and outstanding stock. This is due in part because of the common stock issued to the Amwest Imaging Incorporated officer, director, and employee totaling 9,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Amwest Imaging Incorporated net book value on August 31, 2010 was $1,521. Assuming all 4,000,000 shares offered are sold, and in effect Amwest Imaging Incorporated receive the maximum estimated proceeds of this offering from shareholders, Amwest Imaging Incorporated net book value will be approximately $0.0032 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0068 per share while the Amwest Imaging Incorporated present stockholder will receive an increase of $0.0030 per share in the net tangible book value of the shares that he holds. This will result in a 68.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Amwest Imaging Incorporated previously:

Maximum
Offering
Book Value Per Share Before the Offering	$0.0002
Book Value Per Share After the Offering	$0.0032
Net Increase to Original Shareholders	$0.0030
Decrease in Investment to New Shareholders	$0.0068
Dilution to New Shareholders (%)	68.00%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Patrick Moore, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Moore will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Moore does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Moore will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Moore is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Moore is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Moore is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Moore is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Amwest Imaging Incorporated (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Amwest Imaging Incorporated and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all-or-none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  Patrick Moore, the sole officer and director of Amwest Imaging Incorporated, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Amwest Imaging Incorporated will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Amwest Imaging Incorporated has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Amwest Imaging Incorporated were to enter into such arrangements, Amwest Imaging Incorporated will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Amwest Imaging Incorporated has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Amwest Imaging Incorporated has not identified the specific states where the offering will be sold. Amwest Imaging Incorporated will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Amwest Imaging Incorporated (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Drive, North Las Vegas, Nevada 89032.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Amwest Imaging Incorporated until such a time as the entire offering is sold. If the entire offering is not sold, and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Amwest Imaging Incorporated, 2705 Airport Drive, North Las Vegas, Nevada 89032.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Amwest Imaging Incorporated reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Amwest Imaging Incorporated accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Amwest Imaging Incorporated’s authorized capital stock consists of 5,000,000 shares of preferred stock with a par value $.001, and 70,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Amwest Imaging Incorporated has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Amwest Imaging Incorporated’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

NON-CUMULATIVE VOTING

Holders of Amwest Imaging Incorporated common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Amwest Imaging Incorporated directors.

PREEMPTIVE RIGHTS

No holder of any shares of Amwest Imaging Incorporated stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Amwest Imaging Incorporated has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Amwest Imaging Incorporated does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Amwest Imaging Incorporated will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to April 30, 2010, included in this prospectus has been audited by Seale & Beers, CPAs, PCAOB- and CPAB-Registered Auditors, 50 South Jones, Suite 202, Las Vegas, Nevada 89107.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 2705 Airport Road, North Las Vegas, Nevada 89032, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Amwest Imaging Incorporated was incorporated in the State of Nevada on April 7, 2010 under the same name. Since inception, Amwest Imaging Incorporated has not generated revenues and has accumulated losses in the amount of $(2,049) as of audit date April 30, 2010 and has accumulated losses totaling $(7,763) from inception through August 31, 2010.  Amwest Imaging Incorporated has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Amwest Imaging Incorporated has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Amwest Imaging Incorporated has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  Amwest Imaging Incorporated believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months.

Amwest Imaging Incorporated’s administrative office is located at 10213 Penrith Avenue, Unit 104, Las Vegas, Nevada 89144.

Amwest Imaging Incorporated’s fiscal year end is February 28.

Business Overview

Amwest Imaging’s primary focus is to help companies become more efficient through digital conversion and indexing of documentation.  As more business is conducted digitally, an integral part has become the proper capturing of the documentation for search and analysis.  Digitization of files will increase productivity, aid in business analysis and reduce storage cost significantly.  Concise and accurate availability of information leads to greater efficiency in an increasingly competitive world.  Digitally capturing as much information as possible and coupled with the ability to search the information effectively provides a business with unparalleled internal control.

Our target markets include, but are not limited to, state and local governments, the medical field, construction industry, legal firms and other business that have storage and retrieval needs.  We are confident that our business model is a mutually beneficial relationship between our corporate growth and providing a vehicle for clients to harness internal efficiency and improve their productivity.

Product Development

Amwest Imaging has numerous competitors in the Document Management industry.  They are established, competent and presently have greater capital and marketing resources.  Mr. Moore, our President, is responsible for directing our services and related products.  He has an extensive and comprehensive background in Document Management, Electronic File Creation and customer service on a national basis.  Under his direction, Amwest Imaging will provide custom Document Management services and offer the services to a variety of targeted markets based on due diligence performed and on their documentation flow.  We initially will offer scanning services on and off site including; Document Management Services, Electronic File Creation and OCR Services.  Our goal is to offer complete, competent and unparalleled service while providing our clients with the knowledge to fully utilize this newly harnessed information.

OCR Technology
Optical Character Recognition systems allow clients to achieve an automated information flow, through improving accuracy and efficiency in document processing.  This technology will also eliminate unwanted and necessary errors.  OCR technology automatically finds and extracts information from documents and then it is interpreted and transported into the clients’ applications.

Document Management Savings
Costs associated in procuring and operating a comprehensive Document Management System is significant.  Many solutions offer higher end features that are not needed by smaller and mid-size clients.  By hosting our clients’ document management system, they will find value in paying for services needed and in the volume of work processed.  Clients will also have access to the latest technology and software updates without incurring significant expenditures.

Generally, the amount of documents generated by an average business is substantial.  Offering a solution for locating and retrieving documents or records efficiently and cost effectively can result in a more efficient workforce and overall business practices.  Using a single source for document management solutions will help lower operational costs while reducing potential security concerns relating to sensitive documentation.  We are virtually able to implement a solution within weeks where an in-house solution could take months just to evaluate, procure and install.  By using a single source solution, we will increase workers access to information and help them assimilate more information in a timely manner.  Chain of custody and security concerns are greatly reduced by using a single source document management company.  Documents are scanned, retrieved and re-filed at a single operations center.  This will also help with documenting a records history in the event any regulatory or legal issues should arise.  Overall, our company provides a service that will reflect positively on all our clients’ bottom line of operations.

Industry Analysis

Competition in the document management field is competitive.  Many of our competitors have larger budgets, better name recognition and offer a broader range of services.  We consider our competitors knowledgeable and most are considerably more seasoned.  Our emphasis is defined in scope to market to our targeted market segments where we are confident that our business model should prove effective in capturing market share.  Our clients will benefit from cost-effective services and in turn improved business flow of information and secure document back-up

Marketing

Amwest Imaging will focus on all aspects of Document Management to attract clients in our targeted markets.  Our target markets include, but are not limited to the medical field, state and local governments, legal firms, reprographic companies, and other business that have storage and retrieval needs.  Amwest Imaging has performed the necessary due diligence on our targeted markets and divided them into two major marketing segments.

Small Business’s and Reprographic Companies
The company plans to market to this segment by networking with industry related individuals, reprographic companies, acquaintances, and professionals.  Joining industry related trade organizations and attending trade shows will increase our corporate exposure and provide the Company with a cost effective way to gain access to potential clients.  We plan to initiate a frugal direct marketing campaign in an effort to attract market share.  Amwest Imaging plans to market its services as a cost–effective tool for reducing paper files and streamlining document management issues.  Typically small businesses do not have the internal resources, manpower or faculties for these types of services.

We plan to market to other reprographic companies in an attempt to form referral relationships and mutually beneficial joint ventures.  Our due diligence has revealed that some reprographic houses do not offer the services we intend to market.  Therefore, synergies may exist where a mutually advantageous referral relationship opportunity may be forged.

Medical/Legal/Construction and Government Institutions
This classification, simply because of the nature of their businesses, produces a tremendous amount of paperwork.  Identifying the contact person and education them on the multi-level cost/manpower savings our company can provide them with is key to our success.  Marketing efforts will be multifaceted and include cost savings from reduced paper needs, to a reduction in storage requirements, to the potential to safeguard against possible legal ramifications from misplaced documentation.  Another level of planned marketing includes education the client on the potential power of completely harnessing their internal documentation for pro-forma purposes and detailed search requirements.  These larger companies/firms can potentially realize invaluable benefits from greater internal efficiency and internal control.

Growth Strategy of the Company

Our mission is to provide our customers with reliable, quality, and cost-effective services that exceed their expectations.  We will use our industry knowledge and experience to help customers develop efficient document management, imaging, and information distribution systems.  The Company hopes to earn sufficient profits to underwrite our growth and provide fair returns to our shareholders.

Competitor Analysis

Amwest Imaging has many established competitors in the document management industry. The competition is competent, experienced, and may have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of services and have greater name recognition within the industry.  These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company.

12 Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $40,000 through the offering.  We have prudently budgeted the $40,000 to sustain operations for a twelve-month period.  The Company hopes it will start to generate revenue approximately six months after closing of the public offering.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the offering.

Quarter

0-3 Months (estimated expenditures $17,500)
-Complete due diligence on purchasing/leasing of production equipment -Secure web domain -Evaluate and hire web designer
-Finalize sales and marketing material
-Research local, state national laws and regulations for licenses and insurances
-Secure quotes for lease of potential production facility and office space

4-6 Months (estimated expenditures $4,500)
-Finalize web site development
-Continue with direct marketing efforts -Establish direct marketing campaign to targeted companies and markets -Perform due diligence on direct marketing campaign to other markets
-Evaluate and identify possible joint venture opportunities with reprographic companies

7-9 Months (estimated expenditures $6,500)
-Initiate two-year marketing plan utilizing a commissioned sales force.
-Evaluate hiring and training of an in-house production team -Further nurture joint venture opportunities

10-12 Months (estimated expenditures $5,000)
-Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
-Analyze marketing efforts to date and address necessary deficiencies
-Evaluate need to offer additional services.
-Finalize detailed two-year marketing and business plan

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Patrick Moore who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Amwest Imaging Incorporated uses an administrative office located at 10213 Penrith Avenue, Unit 104, Las Vegas, Nevada 89144.  Mr. Moore, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-       Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-       Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-       Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-       Contains a toll-free number for inquiries on disciplinary actions;

-       Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-       Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-       The bid and offer quotations for the penny stock;

-       The compensation of the broker-dealer and its salesperson in the transaction;

-       The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-       Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Amwest Imaging Incorporated has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

FINANCIAL STATEMENTS
a) Audited Financial Statements as of April 30, 2010

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amwest Imaging Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Amwest Imaging Inc. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on April 7, 2010 through April 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amwest Imaging Inc. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for period from inception on April 7, 2010 through April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $2,049, an accumulated deficit of $2,049, working capital of $6,951 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
June 1, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

AMWEST IMAGING INC. (A Development Stage Company) Balance sheet

ASSETS	April 30, 2010

Current assets:
Cash and cash equivalents	$6,951
Total current assets	6,951

$6,951

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$-
Total current liabilities	-

Commitments and contingencies	-

Stockholders' equity
Preferred stock; $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	-
Common stock; $.001 par value, 70,000,000 shares authorized;
9,000,000 shares issued and outstanding at April 30, 2010	9,000
Additional paid-in-capital	-
Deficit accumulated during development stage	(2,049)
Total stockholders' equity	6,951

Total liabilities and stockholders' equity	$6,951

The accompanying notes are an integral part of the financial statements

AMWEST IMAGING INC. (A Development Stage Company) Statement of operations For the period from inception (April 7, 2010) to April 30, 2010

April 7, 2010
(Inception)
through
April 30, 2010

Revenues	$-

Operating expenses
General and administrative	2,049
2,049

(Loss) from operations	(2,049)

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	(2,049)

Income tax benefit (provision)	-
Net (loss)	$(2,049)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	8,217,391

The accompanying notes are an integral part of the financial statements

AMWEST IMAGING INC. (A Development Stage Company) Statement of changes in stockholders' equity For the period from inception (April 7, 2010) to April 30, 2010

						Accumulated
					Additional	Deficit during	Total
	Preferred stock		Common Stock		paid-in	Development	Shareholders'
	Shares	Amount	Shares	Amount	capital	Stage	(deficit)

Balance April 7, 2010 (date of inception)	-	$-	-	$-	$-	$-	$-

Common shares issued for cash on
April 9, 2010 at $0.001 per share	-	-	9,000,000	9,000	-	-	9,000

Net (loss) for the period from inception on
April 7, 2010 through April 30, 2010	-	-				(2,049)	(2,049)
Balance April 30, 2010
	-	$-	9,000,000	$9,000	$-	$(2,049)	$6,951

The accompanying notes are an integral part of the financial statements

AMWEST IMAGING INC. (A Development Stage Company) Statement of cash flows For the period from inception (April 7, 2010) to April 30, 2010

April 7, 2010
(Inception)
through
April 30, 2010

Operating activities:
Net loss	$(2,049)
Adjustments to reconcile net loss to
net cash used in operating activities:
Increase in accounts payable	-
Net cash (used in) operating activities	(2,049)

Financing activities:
Proceeds from issuance of common stock	9,000
Net cash provided by financing activities	9,000

Net change in cash	6,951
Cash, beginning of period	-
Cash, ending of period	$6,951

Supplemental cash flow disclosures
Cash paid for:
Interest expense	$-
Income taxes	$-

The accompanying notes are an integral part of the financial statements

AMWEST IMAGING INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Note 1.  Nature of Business and Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS”) No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 recognizes the previously issued GAAP pronouncements into accounting topics and displays them using a consistent structure.

The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification. SFAS 168 is effective for the Company as of the year ended October 31, 2009. As the Codification was not intended to change or alter existing GAAP, it did not have an impact on the Company’s financial statements. The only impact was that references to authoritative accounting literature are in accordance with the Codification. The Company has included in its disclosures the Accounting Standards Codification (“ASC”) cross-reference along side the references to the accounting standards issued and adopted prior to the adoption of Codification.

Nature of business and organization
Amwest Imaging Incorporated (the “Company”), was incorporated in the State of Nevada on April 7, 2010.  The Company’s principal business objective is to provide document digitization services to businesses. These services will help business increases productivity, help with business analysis and reduce storage cost’s significantly. Our targeted clients will include but not limited to, Governments entities from local to federal, Hospitals, Construction Industry, Lawyers offices, and other business that has needs to improve through digitization of their records.  The Company's operation has been limited to general administrative operations and is considered a development stage company as defined by FASB ASC Topic 915.

The Company’s fiscal year end is February 28.

Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Note 1.  Nature of Business and Summary of Significant Accounting Policies -continued

Concentration of credit risk
A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until June 30, 2010.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2013.  On January 1, 2014, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Cash and cash equivalents
Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term instruments with a liquidation provision of three month or less.

Revenue recognition
The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs
Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations. As of April 30, 2010, there were no advertising costs incurred.

Net loss per common share
The Company computes net loss per share in accordance with FASB ASC Topic 260, “Earnings per Share”.  Under the provisions of ASC 260, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Fair value of financial instruments
The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash, accounts payable and advance from shareholder approximate their fair value because of their short maturities.

Comprehensive income
The Company accounts for comprehensive income (loss) in accordance with FASB ASC Topic 220 "Reporting Comprehensive income" which requires comprehensive income (loss) and its components to be reported when a company has items of comprehensive income (loss).  Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss). There are no differences or reconciling items between net income and comprehensive income for the period ended April 30, 2010.

Note 1.  Nature of Business and Summary of Significant Accounting Policies -continued

Income taxes
The Company accounts for its income taxes in accordance with FASB ASC Topic 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of April 30, 2010 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$2,049
Income tax rate	34%
697
Less valuation allowance	(697)
$-

Through April 30, 2010, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses carryforwards.  At April 30, 2010, the Company had $2,049 of federal and state net operating losses carryforwards.  The net operating loss carryforwards, if not utilized will begin to expire in 2030.

Reconciliations of the U.S. federal statutory rate to the actual tax rate for the year ended April 30, 2010 as follows:

U.S. federal statutory income tax rate	34.0%
State tax - net of federal benefit	0.0%
34.0%
Increase in valuation allowance	(34.0%)
Effective tax rate	0.0%

Newly issued pronouncements

The company has analyzed the following recent accounting pronouncements and believes none will have a material effect on our financial statements when implemented:

-	ASU No. 2010-16, Entertainment—Casinos (Topic 924): Accruals for Casino Jackpot Liabilities—a consensus of the FASB Emerging Issues Task Force
-
ASU No. 2010-15, Financial Services—Insurance (Topic 944): How Investments Held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments—a consensus of the FASB Emerging Issues Task Force

-	ASU No. 2010-14, Accounting for Extractive Activities—Oil & Gas—Amendments to Paragraph 932-10-S99-1 (SEC Update)
-
ASU No. 2010-13 Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades—a consensus of the FASB Emerging Issues Task Force

Note 1.  Nature of Business and Summary of Significant Accounting Policies - continued

Newly issued pronouncements - continued

-	ASU No. 2010-12, Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (SEC Update)
-	ASU No. 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives
-	ASU No. 2010-09, Subsequent Event (Topic 855) Amendments to Certain Recognition and Disclosure Requirements.
-	ASU No. 2010-10, Consolidation (Topic 810): Amendments for Certain Investment Funds
-	ASU No. 2010-07 Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions
-	ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
-	ASU No. 2010-05, Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation (SEC Update)
-	ASU No. 2010-03, Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures
-	ASU No. 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification
-	ASU No. 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force
-	ASU No. 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities
-	ASU No. 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
-	ASU No. 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force
-	ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force
-	ASU No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)
-	ASU No. 2009-06, Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities

Note 2. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred a net operating loss of $2,049 from April 7, 2010 (date of inception) through April 30, 2010. The Company has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3. Property and equipment

As of April 30, 2010, the Company does not own any property and/or equipment.

Note 4. Stockholders’ equity

The Company's articles of incorporation provide for the authorization of five million (5,000,000) shares of preferred stock and seventy million (70,000,000) shares of common stock with par values of $0.001. Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of April 30, 2010 the Company has not issued any shares of preferred stock, and the Company had 9,000,000 shares of common stock issued and outstanding.

On April 9, 2010 the Company issued 9,000,000 shares of common stock at $0.001 par value to Patrick Moore, the Company’s founder for equity investment.

Note 5. Subsequent events

None.  The Company has evaluated subsequent events through June 1, 2010, the date which the financial statements were available to be issued, and no such events have occurred.

b) Unaudited Financial Statements as of August 31, 2010

AMWEST IMAGING, INC. (A Development Stage Company) Unaudited Condensed Balance Sheets

	August	April 30,
ASSETS	31, 2010	2010

Current assets:
Cash and cash equivalents	$1,521	$6,951
Total current assets	1,521	6,951

Total Assets	$1,521	6,951

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$284	-
Total current liabilities	284	-

Stockholders’ equity
Preferred stock; $.001 par value, 5,000,000 shares
Authorized, zero shares issued and outstanding	-	-
Common stock; $.001 par value, 70,000,000 shares authorized;
9,000,000 shares issued and outstanding at August
31, 2010 and April 30, 2010 respectively	9,000	9,000
Additional paid-in-capital	-	-
Deficit accumulated during development stage	(7,763)	(2,049)
Total stockholders’ equity	1,237	6,951

Total liabilities and stockholders’ equity	$1,521	$6,951

The accompanying notes are an integral part of the interim condensed financial statements.

AMWEST IMAGING, INC (A Development Stage Company) Unaudited Condensed Statements of Operations For the period from inception (April 7, 2010) to August 31, 2010

	May 1, 2010	April 7,2010
	(Day after	(Inception)
	audit date)	through
	August 31,	August 31,
	2010	2010

Revenues	$-	$-

Operating expenses
General and administrative	5,714	7,763

(Loss) from operations	(5,714)	(7,763)

Other income (expense)
Interest income	-	-
Interest expense	-	-
Loss before income taxes	(5,714)	(7,763)

Income tax benefit (provision)	-	-
Net (loss)	$(5,714)	$(7,763)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	9,000,000	8,742,179

The accompanying notes are an integral part of the financial statements.

AMWEST IMAGING, INC. (A Development Stage Company) Unaudited Condensed Statements of Cash Flows For the period from inception (April 7, 2010) to August 31, 2010

	May 1, 2010	April 7,2010
	(Day after	(Inception)
	audit date)	through
	August 31,	August 31,
	2010	2010

Operating activities:
Net loss	$(5,714)	$(7,763)
Adjustments to reconcile net loss to
net cash used in operating activities:
Increase in accounts payable	284	284
Net cash (used in) operating activities	(5,430)	(7,479)

Financing activities:
Proceeds from issuance of common stock	-	9,000
Net cash provided by financing activities	-	9,000

Net change in cash	(5,430)	1,521
Cash, beginning of period	6,951	-
Cash, ending of period	$1,521	$1,521

Supplemental cash flow disclosures
Cash paid for:
Interest expense	$-	$-
Income taxes	$-	$-

Non cash activities	$-	$-

The accompanying notes are an integral part of the financial statements.

AMWEST IMAGING INC.
(A Development Stage Company)
NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
August 31, 2010

Note 1.  Condensed Interim Financial Statements

The accompanying interim condensed financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at August 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s April 30, 2010 audited financial statements.  The results of operations for the periods ended August 31, 2010 are not necessarily indicative of the operating results for the full years.

The Company's fiscal year end is February 28.

Note 2. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  As of August 31, 2010, the Company has an Accumulated Deficit amount of $7,763.

Note 3. Recent Accounting Pronouncements

The management has evaluated all recently issued accounting pronouncements through the filing date of these financial statements and believes that these pronouncements will not have a material effect on the Company’s position and results of operations.

Note 4. Subsequent Events

None.  The Company has evaluated subsequent events since August 31, 2010 and has determined that no such events have occurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data, the Company has a positive current ratio and Company has incurred an accumulated deficit of $2,049 for the period from inception (April 7, 2010) to April 30, 2010.  Management has also provided Unaudited Balance Sheet Data stating that the Company has a positive current ratio and the Company has incurred an accumulated deficit of $7,763 for the period from inception (April 7, 2010) to August 31, 2010.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through April 30, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$6,951
Total assets	$6,951
Total liabilities	$0
Shareholders’ equity	$6,951

The following table provides selected financial data about our company for the period from the date of inception through August 31, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Unaudited Balance Sheet Data:

Cash	$1,521
Total assets	$1,521
Total liabilities	$284
Shareholders’ equity	$1,237

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $2,049 for the period from Inception to April 30, 2010. Management has also provided unaudited financial statements stating that the Company has a positive current ratio and the Company has incurred an accumulated deficit of $7,763 for the period from inception to August 31, 2010.   These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  Our 12-month budget is based on minimum operations, which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate sales to begin approximately six months following closing of the offering.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management plans to complete due diligence on the purchase/lease of computers and programs to initiate our business.  Securing a web domain and initiating web presence is a key factor to our start-up efforts.  Marketing efforts will consist of initiating contact with identified target market clients in the small business and reprographic companies segment.  We plan to purchase/lease computers, programs, and printer for $15,000 that is budgeted in the Equipment-Purchase/Lease line item in the “Use of Proceeds” section.  We have budgeted $500 in Sales and Marketing line item to secure a web domain and research and place an initial deposit with a web designer.  The Company has budgeted $2,000 for Sales and Marketing material including brochures and flyers that we expect to finalized during this timeframe.  Our overall goal for this timeframe continues with finalizing our marketing material and initiating efforts to attract clients.

4-6 MONTHS

Amwest Imaging plans to finalize the web site development at an additional cost of $500.  This amount is allotted for in the Sales and Marketing line item in the “Use of Proceeds” section.  The Company plans to continue efforts in direct marketing and with trade association affiliations.  In addition, we plan to further our efforts by marketing to the medical, legal and governmental market segments.  Most of the expenditures associated with these efforts will amount to lunches, entertainment and related incidentals.  We have budgeted $1,000 in the Sales and Marketing line item to address the costs.  Towards the end of this quarter, we plan to start generating revenue from our services.  We have budgeted $3,000 in the Salaries/Contractors line item pay our employees/contractors.  The company anticipates a delay in payment for services rendered and we have planned for this potential situation in advance.

7-9 MONTHS

The Company plans to further nurture joint venture opportunities and we have budgeted $500 towards these efforts during this timeframe.  By this stage of operations, we anticipate finding additional potential revenue generating business services that we intend to pursue.  Also, during this timeframe we intend to evaluate the hiring and training of an in-house production team.  This milestone is based on current sales and potential opportunity.  We have budgeted $3,000 in the Salaries/Contractors line item to sustain these costs.  We anticipate generating revenue during this timeframe, but we have allocated these funds as a contingency plan for account receivable delays due to negotiated term payments from clients.  Additional planned responsibilities include initiating the drafting of a two-year overall business plan utilizing a commissioned sales force.

10-12 MONTHS

By the fourth quarter of operations, we hope to have a base of clients to sustain operations.  Any funds not utilized by this time will be reallocated to the working capital line item.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  In addition, we plan to evaluate our need to hire employees or use contract labor.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales and marketing

Note: The Company planned milestones are based on quarters following the closing of the offering.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a February 28th year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception (April 7, 2010) to April 30, 2010 and from unaudited period inception (April 7, 2010) to August 31, 2010.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $6,951 in cash and cash equivalent at audited period ending April 30, 2010 and the Company had $1,521 in cash and equivalents at unaudited period ending August 31, 2010.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is February 28.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, April 7, 2010, to April 30, 2010 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Patrick Moore	49	April 2010	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

PATRICK MOORE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Patrick Moore has over 20 years of experience in the Document Management field on a national basis. He is currently working for Amwest Imaging Incorporated and furthering his education in computer science.  From 2006- 2009 he was employed with RGS Reprographics included holding positions as a branch manager and production manager.  His oversight included major projects including casinos, hotels and school districts. Prior work experience includes positions as a branch manager, production manager and sales at Detroit Reprographics from 1998-2006.   From 1990-1998 he held various positions including management and sales with National Reprographics.  Mr. Moore’s experience in the Document Management field is comprehensive in scope ranging from sales, to hands-on production and management.  Additional work experience includes working with worldwide clients on internal quality programs such as IS9001 Certifications.  His wide range of experience holds him uniquely qualified to carry out Amwest Imaging’s vision for success.

Mr. Moore has not held directorships during the past five years in any publicly traded company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Patrick Moore	2010	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on April 7, 2010, Amwest Imaging Incorporated has not compensated Mr. Moore, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Patrick Moore, President, CEO, and	9,000,000	100%	69%
	Director

All Officers and
Directors as a
Group		9,000,000	100%	69%

1.  The address of each executive officer and director is c/o Amwest Imaging Incorporated, 10213 Penrith Avenue, Unit 104, Las Vegas, Nevada 89144.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Amwest Imaging Incorporated. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 9,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Patrick Moore is our sole officer and director.  We are currently operating out of the premises of Mr. Moore, the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On April 9, 2010 the Company issued a total of 9,000,000 shares of common stock to Mr. Moore for an equity investment of $9,000 or at $0.001 par value.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of the Company’s Form 8-A filed immediately thereafter, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, 8-K, and proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Until the effectiveness of such Form 8-A, the Company will only be required to comply with the limited reporting obligations required by Section 13(a) of the Exchange Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES  OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Amwest Imaging Incorporated in connection with registering the sale of the common stock. Amwest Imaging Incorporated has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$3,500
Edgar Fees	$700
Blue Sky Qualifications	$800

Total:	$6,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Amwest Imaging Incorporated’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Amwest Imaging Incorporated indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Amwest Imaging Incorporated request as an officer or director. Amwest Imaging Incorporated may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Amwest Imaging Incorporated’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Amwest Imaging Incorporated shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Amwest Imaging Incorporated shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Amwest Imaging Incorporated or is or was serving at the request of Amwest Imaging Incorporated as a director, officer, employee or agent of Amwest Imaging Incorporated, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Amwest Imaging Incorporated. Amwest Imaging Incorporated shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Amwest Imaging Incorporated as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 9, 2010 the Company issued 9,000,000 shares of common stock at $0.001 par value to Patrick Moore, the Company’s founder for a $9,000 equity investment.
These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Harold P. Gewerter, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Subscription Agreement b) Escrow Agreement

UNDERTAKINGS

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)              include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            include any additional or changed material information on the plan of distribution.

(2)           that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on October 1, 2010.

Amwest Imaging Incorporated
(Registrant)

By: /s/ Patrick Moore
Patrick Moore
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Patrick Moore Patrick Moore	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	October 1, 2010